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                                JOHN D. O'KEEFE

                                ATTORNEY AT LAW

                          SUITE 113 ROBINSON BUILDING
                           15TH AND CHESTNUT STREETS
                       PHILADELPHIA, PENNSYLVANIA  19102
                                     ____

                              (215) 564 - 2564
                            FAX (215) 564 - 2565



Henry Company
2911 Slauson Ave.
Huntington Park, CA  90255

          I hereby consent to the filing of my opinion, dated April 22, 1998 and addressed to BT Alex.Brown Incorporated, as Exhibit 5.2 to the Registration Statement to be filed by Henry Company with respect to the registration of its 10% Series B Senior Notes due 2008. I also consent to the reference to myself under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                              Very truly yours,



                              /s/ John D. O'Keefe
                              John D. O'Keefe, Esq.